EXHIBIT 99.1

THOR Industries Announces Re-Authorization of $400 Million Share Buyback

ELKHART, Ind., June 23, 2025 (GLOBE NEWSWIRE) -- THOR Industries, Inc. (NYSE: THO) today announced that its Board of Directors has retired the Company’s existing share repurchase authorization which was set to expire on July 31, 2025 and re-authorized the Company to repurchase up to $400 million of its Common Stock.  The Company may purchase shares on a discretionary basis from time to time through open market purchases, privately negotiated transactions or other means. The timing and amount of any transactions will be at the Company's discretion subject to the market price of the stock, general market and economic conditions, cash availability, applicable legal requirements, and other growth investment opportunities. The repurchase authorization will expire July 31, 2027.

"I am pleased to announce that THOR's Board of Directors has authorized a significant buyback program, authorizing management to purchase up to $400 million of outstanding shares.   This decision reflects our unwavering commitment to enhancing shareholder value.  I'm proud of the fact that since we started our buyback program in December of 2021, we have repurchased over 3.5 million of our outstanding shares.  Mindful that the RV market since that time has largely been down, our ability to repurchase this volume of shares is a testament to our ability to generate cash even in tougher markets.  While recently we have had an extended period of time when we were unable to trade due to restrictions, since the end of our third quarter, we have been active buyers of our stock, repurchasing over 340,000 shares since our trading window opened on June 6.  As we look ahead, we will continue to be buyers of our stock as long as its price is disconnected with our long-term value proposition, underscoring our confidence in the strength of our company and the potential for future growth," offered Bob Martin President and CEO of THOR Industries, Inc.

About THOR Industries, Inc.

THOR is the sole owner of operating companies which, combined, represent the world's largest manufacturer of recreational vehicles. For more information on the Company and its products, please go to www.thorindustries.com.

Forward-Looking Statements

This release includes certain statements that are “forward-looking” statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are made based on management’s current expectations and beliefs regarding future and anticipated developments and their effects upon THOR, and inherently involve uncertainties and risks. These forward-looking statements are not a guarantee of future performance. We cannot assure you that actual results will not differ materially from our expectations. Factors which could cause materially different results include, among others: the impact of inflation on the cost of our products as well as on general consumer demand; the effect of raw material and commodity price fluctuations, and/or raw material, commodity or chassis supply constraints; the impact of war, military conflict, terrorism and/or cyber-attacks, including state-sponsored or ransom attacks; the impact of sudden or significant adverse changes in the cost and/or availability of energy or fuel, including those caused by geopolitical events, on our costs of operation, on raw material prices, on our suppliers, on our independent dealers or on retail customers; the dependence on a small group of suppliers for certain components used in production, including chassis; interest rates and interest rate fluctuations and their potential impact on the general economy and, specifically, on our profitability and on our independent dealers and consumers; the ability to ramp production up or down quickly in response to rapid changes in demand while also managing costs and market share; the level and magnitude of warranty and recall claims incurred; the ability of our suppliers to financially support any defects in their products; legislative, regulatory and tax law (including recent and pending tax-law changes implementing new, widely adopted "Pillar II" tax principles) and/or policy developments including their potential impact on our independent dealers, retail customers or on our suppliers; the costs of compliance with governmental regulation; the impact of an adverse outcome or conclusion related to current or future litigation or regulatory investigations; public perception of and the costs related to environmental, social and governance matters; legal and compliance issues including those that may arise in conjunction with recently completed transactions; lower consumer confidence and the level of discretionary consumer spending; the impact of exchange rate fluctuations; restrictive lending practices which could negatively impact our independent dealers and/or retail consumers; management changes; the success of new and existing products and services; the ability to maintain strong brands and develop innovative products that meet consumer demands; the ability to efficiently utilize existing production facilities; changes in consumer preferences; the risks associated with acquisitions, including: the pace and successful closing of an acquisition, the integration and financial impact thereof, the level of achievement of anticipated operating synergies from acquisitions, the potential for unknown or understated liabilities related to acquisitions, the potential loss of existing customers of acquisitions and our ability to retain key management personnel of acquired companies; a shortage of necessary personnel for production and increasing labor costs and related employee benefits to attract and retain production personnel in times of high demand; the loss or reduction of sales to key independent dealers, and stocking level decisions of our independent dealers; disruption of the delivery of units to independent dealers or the disruption of delivery of raw materials, including chassis, to our facilities; increasing costs for freight and transportation; the ability to protect our information technology systems from data breaches, cyber-attacks and/or network disruptions; asset impairment charges; competition; the impact of losses under repurchase agreements; the impact of the strength of the U.S. dollar on international demand for products priced in U.S. dollars; general economic, market, public health and political conditions in the various countries in which our products are produced and/or sold; the impact of changing emissions and other related climate change regulations in the various jurisdictions in which our products are produced, used and/or sold; changes to our investment and capital allocation strategies or other facets of our strategic plan; and changes in market liquidity conditions, credit ratings and other factors that may impact our access to future funding and the cost of debt.

These and other risks and uncertainties are discussed more fully in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2025 and in Item 1A of our Annual Report on Form 10-K for the year ended July 31, 2024.

We disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this release or to reflect any change in our expectations after the date hereof or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contact

Todd Woelfer, COO
twoelfer@thorindustries.com
(574) 970-7460